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                                                                   EXHIBIT 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Clear Channel Communications, Inc. of (1) our report dated February 26, 1999, except for Note 3 as to which the date is March 15, 1999 relating to the consolidated financial statements appearing in the Capstar Broadcasting Corporation and Subsidiaries Annual Report on Form 10-K for the year ended December 31, 1998; and (2) our report dated February 26, 1999, except for Note 2 as to which the date is March 15, 1999 relating to the consolidated financial statements appearing in the Capstar Communications, Inc. (formerly SFX Broadcasting, Inc.) and Subsidiaries Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Austin, Texas
June 2, 2000